Registration No. 333-
As filed with the Securities and Exchange Commission on June 8, 2010

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
________________________

STEWARDSHIP FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)
New Jersey	22-3351447

(State or other jurisdiction	(I.R.S. employer
of incorporation or organization)	identification number)
630 Godwin Avenue, Midland Park, New Jersey  07432
(Address of principal executive offices; zip code)
________________________

Stewardship Financial Corporation
2010 Stock Incentive Plan
(Full title of the plan)

Paul Van Ostenbridge
    President and Chief Executive Officer
Stewardship Financial Corporation
630 Godwin Avenue, Midland Park, New Jersey 07432
(201) 444-7100
(Name, address and telephone number,
including area code, of agent for service)

Copy to:
Michele F. Vaillant, Esq.
McCarter & English, LLP
Four Gateway Center
100 Mulberry Street
Newark, New Jersey  07102
(973) 622-4444
________________________

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  [ ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of ‘‘large accelerated filer,’’ ‘‘accelerated filer’’ and ‘‘smaller reporting company’’ in Rule 12b–2 of the Exchange Act.
❑ Large Accelerated Filer	❑ Accelerated Filer
❑ Non-Accelerated Filer (Do not check if a smaller reporting company)	☒ Smaller Reporting Company

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, without par value	75,000	$8.87	$665,250	$48

(1)
This Registration Statement also relates to such additional indeterminate number of shares of Common Stock of the Registrant as may be issuable from time to time as a result of stock splits, stock dividends or similar transactions as described in the Dividend Reinvestment Plan.

(2)
Pursuant to Rule 457 of the Securities Act of 1933, as amended (the “Securities Act”), the proposed maximum offering price per share is estimated solely for the purpose of computing the registration fee and is based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq Capital Market System on June 3, 2010.  Including the 75,000 shares registered pursuant to this Registration Statement, a total of 325,000 shares of Common Stock have been registered by the Registrant in connection with its Dividend Reinvestment Plan under Registration Statement on Form S-3 No. 333-158714.  The filing fee associated with the 250,000 shares was previously paid when the earlier Registration Statement was filed.

As permitted under Rule 429 of the Securities Act, the Prospectus included in this Registration Statement also relates to the Registrant’s Registration Statement on Form S-3 No. 333-158714.

PROSPECTUS

STEWARDSHIP FINANCIAL CORPORATION

DIVIDEND REINVESTMENT PLAN
75,000 SHARES OF COMMON STOCK WITHOUT PAR VALUE

This Prospectus relates to 75,000 shares of common stock, without par value per share (the “Common Stock”), of Stewardship Financial Corporation (the “Corporation”) registered for purchase under the Stewardship Financial Corporation Dividend Reinvestment Plan (the “Plan”).  The Corporation is registering these shares of Common Stock for issuance pursuant to the Plan.  The Plan provides our shareholders who choose to enroll in the Plan with a simple and convenient method for purchasing additional shares of our Common Stock using cash dividends and optional additional cash payments without payment of any brokerage commissions or other administrative fees of any kind.  A participant may withdraw from the Plan at any time.

The purchase price of shares of Common Stock purchased by a participant under the Plan with any reinvested dividends on the date any dividend is paid (the “Dividend Payment Date”) initially shall be 95% of the market price of shares of Common Stock.  The purchase price of shares of Common Stock purchased by a participant under the Plan with additional cash contributions shall be 100% of the average market price of shares of Common Stock.  The price of shares of Common Stock purchased from the Corporation will be the average closing price of the shares of Common Stock as quoted on the Nasdaq Capital Market for the trailing 14 trading days immediately preceding the applicable investment date.  The price of shares of Common Stock purchased in the open market will be the average purchase price of such shares.  In the event that the purchase of shares of Common Stock is fulfilled by a combination of the Corporation’s authorized and unissued shares, the Corporation’s treasury stock and open market purchases or any combination thereof, the price will be an average of these prices.  The shares will be purchased from either the authorized but unissued shares of Common Stock held by the Corporation, the Corporation’s treasury stock and/or on the open market, or any combination thereof, by agents independent of the Corporation and its affiliates.

EACH PARTICIPANT IN THE PLAN SHOULD RECOGNIZE THAT NEITHER THE CORPORATION NOR ANY AGENT ADMINISTERING THE PLAN FOR THE CORPORATION CAN PROVIDE ANY ASSURANCE THAT SHARES OF COMMON STOCK PURCHASED UNDER THE PLAN WILL, AT ANY TIME, BE WORTH MORE OR LESS THAN THEIR PURCHASE PRICE.

The Plan does not represent a statement of dividend policy of the Corporation, which will continue to depend upon earnings, financial requirements and other factors and which will be determined by the Corporation’s Board of Directors from time to time.  Shareholders who do not wish to participate in the Plan will continue to receive cash dividends as declared.  This Prospectus should be retained for future reference.

Investing in our Common Stock involves risks.  Please see the disclosure under the caption “INVESTMENT CONSIDERATIONS” on page 8 of this Prospectus.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.  THESE SECURITIES ARE NOT SAVINGS OR DEPOSIT ACCOUNTS OR OTHER OBLIGATIONS OF THE CORPORATION OR OF ATLANTIC STEWARDSHIP BANK AND THEY ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY  OTHER GOVERNMENT AGENCY.

The date of this Prospectus is June 8, 2010.

AVAILABLE INFORMATION

The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, files reports, proxy and information statements and other information with the Securities and Exchange Commission (the “Commission”).  Reports, proxy and information statements and other information filed by the Corporation can be inspected and copied at the public references facilities maintained by the Commission at 100 F Street, N.E. Washington, D.C. 20549.  Copies of such material can also be obtained by calling the Commission at 1-800-SEC-0330 or from the Commission’s website, www.sec.gov.  The Corporation’s Common Stock is listed on the Nasdaq Capital Market under the symbol SSFN.

The Corporation has filed with the Commission a registration statement on Form S-3 (such registration statement, together with all amendments and exhibits thereto, being hereinafter referred to as the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration under the Securities Act of the shares of Common Stock offered under the Stewardship Financial Corporation Dividend Reinvestment Plan.  This Prospectus, which is a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission.  Statements contained herein concerning the provisions of documents filed as exhibits to the Registration Statement are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

You should rely only on the information contained in or incorporated by reference into this Prospectus.  We have not authorized any other person to provide you with different or additional information.  If anyone provides you with different or additional information, you should not rely on it.  We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  You should assume that the information contained in or incorporated by reference into this Prospectus is accurate only as of the date on the front cover of this Prospectus or the date of the document incorporated by reference regardless of the time of delivery of this Prospectus or of any sale of the securities.  Our business, financial condition, results of operations and prospects may have changes since those dates.

Unless otherwise mentioned or unless the context requires otherwise, all references in this Prospectus to “Stewardship Financial,” “the Corporation,” “we,” “us,” “out” or similar references mean Stewardship Financial Corporation and all references to the “Dividend Reinvestment Plan” or the “Plan” mean the Stewardship Financial Corporation Dividend Reinvestment Plan in effect as of May 18, 2010.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This Prospectus, including the documents incorporated herein by reference, contains forward-looking information about Stewardship Financial Corporation that is intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that are not historical facts.  These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,’’ “project,” “plan,’’ “seek,” “intend,’’ or “anticipate’’ or the negative thereof or comparable terminology, and include discussions of strategy, financial projections and estimates and their underlying assumptions, statements regarding plans, objectives, expectations or consequences of announced transactions, and statements about the future performance, operations, products and services of the Corporation and its subsidiaries.

Discussions containing forward-looking statements may be found, among other places, in this Prospectus and our most recent Annual Report on Form 10-K, Current Reports on Form 8-K and Quarterly Report on Form 10-Q filed with the Commission, as well as any similar statements contained in future Quarterly Reports on Form 10-Q or Annual Reports on Form 10-K which are hereby incorporated by reference upon their subsequent filing with the SEC. These forward-looking statements are or will be, as applicable, based largely on our expectations and projections about future events and future trends affecting our business. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control, that could cause actual results to differ materially from those anticipated in the forward-looking statements.

We qualify all our forward-looking statements by these cautionary statements.  These forward-looking statements speak only as of the date of this Prospectus or the date of the document incorporated by reference.  Except as required by applicable laws or regulations, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.  When considering these forward-looking statements, you should keep in mind these risks, uncertainties and other cautionary statements made in this Prospectus and the Prospectus supplements.  You should not place undue reliance on any forward-looking statement.  You should refer to our periodic and current reports filed with the commission for specific risks that could cause actual results to be significantly different from those expressed or implied by these forward-looking statements.  See “Available Information” below.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this Prospectus.  Because it is a summary, it does not contain all of the information that you should consider before investing in our securities.  You should read the entire Prospectus carefully, including the documents we refer to and incorporate by reference, in order to understand this offering fully.  In particular, we incorporate important business and financial information into this Prospectus by reference.

The Corporation and the Bank

The Corporation was organized in January 1995 as a business corporation under the laws of the State of New Jersey by the Board of Directors of Atlantic Stewardship Bank (the “Bank”) in order to serve as a bank holding company for the Bank.  The Bank is a wholly owned banking subsidiary of the Corporation.  The Bank is a New Jersey state chartered commercial bank formed in 1985 by local businessmen to serve the needs of the local community. The only significant activity of the Corporation is ownership and supervision of the Bank.  The Bank’s by-laws include a commitment to tithe ten percent (10%) of its pre-tax profits to Christian and civic charities.  As a bank holding company, the Corporation is subject to regulation and supervision by the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended.  In addition to the Federal Reserve, the Bank is subject to regulation by the New Jersey Department of Banking and Insurance and the Federal Deposit Insurance Corporation.  The principal source of funds for dividend payments by the Corporation is dividends paid by the Bank to the Corporation.  The amount of dividends paid by the Bank is limited by state and federal laws and regulations.

The offices of the Corporation and the Bank are located at 630 Godwin Avenue, Midland Park, New Jersey 07432-1405.  The Corporation’s website is www.asbnow.com.

Purchase Price of Common Stock

The Common Stock is listed on the Nasdaq Capital Market under the symbol SSFN.

The purchase price for the shares of Common Stock under the Plan that are purchased from the Corporation is 95% of the average market price of the Common Stock in the 14 day period preceding the dividend record date (the “Dividend Date”).  The purchase price for shares of Common Stock purchased on the open market will be 95% of the average reported price of such shares.

The purchase price for the shares of Common Stock with optional cash payments under the Plan that are purchased from the Corporation is 100% of the average market price of the Common Stock in the 14 trading day period preceding the relevant investment date.  The purchase price for shares of Common Stock purchased on the open market with optional cash payments will be 100% of the average reported price of such shares.  The price to the participant will be the weighted average purchase price(s) of the Common Stock that is purchased.

In addition, even though the purchase price for the reinvestment of cash dividends provides for a discount from the market price, NO ASSURANCE CAN BE GIVEN THAT SHAREHOLDERS WILL BE ABLE TO SELL THE COMMON STOCK PURCHASED UNDER THE PLAN AT A PROFIT DUE TO, AMONG OTHER THINGS, CHANGING CONDITIONS.

THE DIVIDEND REINVESTMENT PLAN

This Prospectus describes how you can reinvest the cash dividends that you receive on the shares of the Corporation’s Common Stock that you own or you can purchase shares of the Corporation’s Common Stock pursuant to our Dividend Reinvestment Plan, which we refer to herein as the “Plan”.  We adopted our original Dividend Reinvestment Plan 1994 to offer our shareholders an opportunity to purchase addition shares of our Common Stock automatically through the reinvestment of cash dividends.  From time to time, we have authorized increases in the number of shares available under the Plan and to make other amendments to the Plan.  The current Plan provides shareholders with a simple, convenient method of investing their cash dividends and optional additional cash contributions in additional shares of Common Stock without payment of any brokerage commission or other administrative commissions or fees.  The Plan will be administered by a committee appointed by the Board of Directors of the Corporation.  This Prospectus describes the Plan in effect as of May 18, 2010.

The following information about the Plan is provided in Question and Answer format for your convenient reference.

Purposes:
1.	What is the purpose of the Plan?

The purpose of the Plan is to provide shareholders of the Corporation with an opportunity to increase their investment in the Corporation by purchasing additional shares of the Corporation’s Common Stock without paying brokerage commissions or other administrative fees of any kind.  Shareholders may purchase additional whole or fractional shares of the Common Stock under the Plan using the cash dividends they receive on their current holdings and by making optional additional cash contributions.

The Plan is not intended to provide shareholders with a mechanism for generating assured short-term profits through rapid turnover of shares.  We reserve the right to amend, suspend or terminate participation by any shareholder at any time and, in particular, any shareholder who is using our Plan for purposes inconsistent with the intended purpose of our Plan.

Administration:
2.             Who administers the Plan and what are the functions of the Plan Administrator?

Registrar and Transfer Company, the Corporation’s transfer agent (“R&T” or the “Plan Administrator”), with offices at 10 Commerce Drive, Cranford, NJ 07016, and telephone number 800-368-5948, will administer the Plan, keep records, send statements of account to participants and perform other duties relating to the Plan.  The Common Stock purchased pursuant to the Plan will be purchased from the Corporation from Common Stock that is authorized but unissued; or from treasury stock; or purchased in the open market, or in some combination of these methods in accordance with the Plan.  Shares of Common Stock purchased other than from the Corporation will be purchased by agents independent of the Corporation.  All shares of Common Stock purchased pursuant to the Plan, from the Corporation or otherwise, will be credited to the accounts of the Plan participants by R&T.

Participation/Enrollment:
3.             Who is eligible to participate in the Plan?

All shareholders of record of the Corporation are eligible to participate in the Plan.

4.             How does a shareholder enroll in the Plan?

Shareholders may enroll in the Plan by completing an Authorization Card and returning it to the Plan Administrator.  The authorization card instructs the Plan Administrator to invest a shareholder’s cash dividends in additional shares of the Common Stock.  If the Plan Administrator receives the authorization card at least 30 days prior to the next Dividend Payment Date, the Plan will become effective for the participant as of that Dividend Payment Date.  Otherwise, the Plan will be effective for such participant as of the next Dividend Payment Date.

Participant’s enrolled in the Plan, will remain a participant until the participant discontinues participation, or participation is terminated by the Corporation.

5.             Are there any fees or expenses incurred by participants in the Plan?

There are no additional fees or expenses charged to shareholders who participate in the Plan.  The Corporation will pay all administrative fees connected with a shareholder’s participation in the Plan.

Participants in the Plan, will not incur any brokerage commissions or service charges for purchases made under the Plan.  However, the brokerage commissions and service charges that we pay on behalf of participants will be treated as dividend income by the Internal Revenue Service.  In addition, there are no charges for the custodial and safekeeping services provided by the Plan Administrator.  Participants in the Plan may incur certain expenses if the participant requests that whole shares be sold upon withdrawal from our Plan.  (See the Question/Answer under the caption “Withdrawal” on page 7.

Purchases:
6.             When will purchases be made under the Plan?

Purchases of shares of Common Stock will be made on the relevant investment date or, in the case of open market purchases, as soon thereafter as shall be practicable.  When market transactions are made, the purchases will be made in the sole discretion of the Plan Administrator which will use its best efforts to make the purchases promptly, commencing on the relevant investment date and ending in most instances not later than 30 days after such investment date.  Neither the Corporation nor any of our affiliates nor any participant will have any authority or power to direct the time or price at which shares may be purchased or the selection of the broker or dealer through or from whom purchases are to be made.

No interest will be paid on optional cash payments pending investment by the Corporation or the Plan Administrator.

7.             How will purchases under the Plan be made?

All purchases of Common Stock under the Plan will be made either directly from the Corporation and will be issued by the Corporation out of its legally authorized but unissued shares of Common Stock, out of the Corporation’s treasury stock, or will be made through open market purchases, or any combination thereof, by agents independent of the Corporation and its affiliates.

The Corporation will use a participant’s cash dividend to purchase whole and fractional shares of Common Stock and credit the shares to such participant’s account.  Dividends on the shares credited to a participant’s account will be reinvested, thereby compounding the participant’s investment.  The Plan will apply to all shares of Common Stock that are registered to a participant at the time of enrollment, plus all shares that the participant acquires while the authorization remains in effect.

Purchases of shares of our Common Stock made with optional cash contributions from participants will be made, in our discretion, either directly from the Corporation or on the open market.  Shares purchased directly from the Corporation will either be authorized but unissued shares or shares held in our treasury.

8.             What is the purchase price per share of Common Stock under the Plan?

The purchase price of shares of Common Stock purchased by a participant under the Plan with any reinvested dividends on the date any dividend is paid (the “Dividend Payment Date”) initially shall be 95% of the market price of shares of Common Stock.  The purchase price of shares of Common Stock purchased by a participant under the Plan with additional cash contributions shall be 100% of the average market price of shares of Common Stock.  The price of shares of Common Stock purchased from the Corporation will be the average closing price of the shares of Common Stock as quoted on the Nasdaq Capital Market for the trailing 14 trading days immediately preceding the applicable investment date.  The price of shares of Common Stock purchased in the open market will be the average purchase price of such shares.  In the event that the purchase of shares of Common Stock is fulfilled by a combination of the Corporation’s authorized and unissued shares, the Corporation’s treasury stock and open market purchases or any combination thereof, the price will be an average of these prices.  The shares will be purchased from either the authorized but unissued shares of Common Stock held by the Corporation, the Corporation’s treasury stock and/or on the open market, or any combination thereof, by agents independent of the Corporation and its affiliates.  (See the disclosure under the caption “INVESTMENT CONSIDERATIONS”).

9.             How many shares of Common Stock will be credited to participants?

Each participant’s account will be credited with that number of shares of Common Stock, including fractions computed to four decimal places, equal to the amounts to be invested on behalf of the participant divided by the applicable purchase price computed to four decimal places.

Optional Cash Payments:
10.           How does the optional cash contribution feature of the Plan work?

All eligible holders of record of our Common Stock who have submitted a signed authorization card to the Plan Administrator not later than the sixth day prior to the fifteenth day of the first calendar month in which the participant wishes to invest in Common Stock by means of an optional cash contribution are eligible to make optional cash contributions.  Each calendar month the Plan Administrator will apply any optional cash payment in good funds timely received from a participant - generally, received by the Plan Administrator and cleared by the sixth day prior to the fifteenth business day of the calendar month in which it is to be invested - to the purchase of our Common Stock for the account of the participant on the following investment date, if such Common Stock is purchased from the Corporation, and on, or as soon as determined by the Plan Administrator after, such investment date if such Common Stock is purchased on the open market.

A participant may not make optional cash contribution payments of less than $100 per calendar month or of more than $50,000 in any calendar year.  In the event a participant delivers an optional cash payment other than in the amount permitted, the Plan Administrator will invest only that portion, if any, that complies with such investment limitation and will return the remainder. The minimum and maximum amounts of optional cash contribution purchases may be changed (or the optional cash contribution payment feature may be eliminated) at the discretion of the Corporation’s Board of Directors.

11.           What are the investment dates and record dates for optional cash payments?

Optional cash contribution payments will be invested each month.  The investment date for optional cash contribution payments is the fifteenth day of each calendar month or, if such day is not a business day for the Corporation, the first business day for the Corporation immediately following that date will be the investment date.

The record date for optional cash contribution purchases will be the sixth day prior to the investment date.

12.           When must optional cash contribution payments be received?

The Plan Administrator must be in receipt of good funds on or before the record date in order for such funds to be invested as an optional cash payment on the next investment date.  Prospectus payments may be made by check made payable to the Plan Administrator.

No interest will be paid by the Corporation or the Plan Administrator on optional cash contribution payments held pending investment.  Therefore, although optional cash contribution payments may be made at any time, it is advisable to transmit such payments shortly before the sixth day prior to the applicable investment date.

In order for such payments to be invested on the investment date, in addition to the receipt of good funds, the Plan Administrator must be in receipt of an authorization card.

13.           May optional cash contribution payments be returned to a participant?

Optional cash contribution payments received by the Plan Administrator which do not clear until after the record date for a particular investment date will be applied to purchase our Common Stock on the next succeeding investment date for optional cash payments.  However, such payments will be returned to a participant upon written request by such participant received prior to the record date for the next succeeding investment date.

Certificates for Shares:
14.           Will certificates be issued for shares of Common Stock purchased under the Plan?

The shares of Common Stock purchased under the Plan will be held by R&T in a participant’s account without charge.  Upon receipt of a written request from a participant, R&T will issue a certificate or certificates representing the whole shares of Common Stock in such participant’s account.

15.           In whose name will certificates be registered when issued?

Accounts will be maintained under the Plan in the names in which certificates of participants were registered at the time the participants entered the Plan.  We will register certificates for whole shares in the same manner when issued at the request of a participant.

16.           What happens if a participant sells all of the shares for which the participant has received a certificate?

If a participant sells all of his shares for which such participant has a certificate, but participation in the Plan is not terminated, dividends on the shares held in the participant’s account under the Plan will continue to be invested.

Withdrawal:
17.           How does a participant withdraw from the Plan?

A participant may withdraw from the Plan at any time and for any reason.  The participant must give R&T written notice of withdrawal from the Plan at least 30 days before a Dividend Payment Date.  Upon termination, R&T will provide the participant with a certificate for the total number of whole shares credited to such participant’s account under the Plan and a check for any fraction of a share of Common Stock valued at the then current market price of the Common Stock.

18.           What happens to fractions of shares when a participant withdraws from the Plan?

When a participant withdraws from the Plan, a cash adjustment representing any fractions of shares credited to the participant’s account will be mailed directly to the participant.  The cash payment will be based on the market price of our Common Stock on the effective date of withdrawal.

Other Information:
19.           How will a participant’s Common Stock be voted at meetings of shareholders of the Corporation?

Each participant will have the sole right to vote any shares including fractional shares purchased for such participant’s account under the Plan on the record date for a vote.  A participant may vote in person at meetings or by submitting a proxy to direct one or more individuals to vote on the participant’s behalf.  Participants under the Plan who are registered holders of Common Stock will receive only one proxy which will include any shares credited to such participant’s account.  Shares of Common Stock for which no proxy is received will not be voted.

20.           Who interprets and regulates the Plan?

The Committee interprets the Plan.  The terms, conditions, and operations of the Plan are governed by the laws of the State of New Jersey.

21.           What reports will be sent to participants in the Plan?

R&T will provide each participant with an account statement each time shares of Common Stock are purchased for the participant under the Plan. The statement will show the total number of whole and fractional shares in the participant’s account as of a certain date, as well as the amount of the most recent dividend, the number of shares of Common Stock purchased and the price per share.

Dividends on the accumulated shares and fees paid on each participant’s behalf by the Corporation will be included in an information tax return filed with the Internal Revenue Service.  A copy of this return will also be supplied to participants.

In addition, each participant will receive a copy of each communication sent generally to holders of Common Stock.

22.           May the Plan be amended, suspended or terminated?

The Plan may be amended, supplemented or terminated by the Committee or the Corporation at any time by the delivery of written notice to each participant at least 30 days prior to the effective date of the amendment, supplement or termination. Any amendment or supplement shall be deemed to be accepted by the participant unless prior to its effective date, the Committee receives written notice of termination of the participant’s account under the Plan.

23.           What is the responsibility of the Corporation under the Plan?

Neither the Corporation, the Committee (any party serving on the Committee) nor R&T shall have any responsibility beyond the exercise of ordinary care for any action taken or omitted pursuant to the Plan; nor shall they be liable for any act done in good faith or for any good faith omission to act; nor shall they have any liability in connection with an inability to purchase shares or with respect to the timing or the price of any purchase of shares of Common Stock.

24.           How is a stock dividend or stock split handled under the Plan?

Any stock dividend or stock split applicable to shares of Common Stock held by a participant under the Plan, whether held in the participant’s account or in the participant’s own name, will be credited to the participant’s account. In the event the Corporation makes available to shareholders rights to purchase additional shares or securities, participants under the Plan will receive a subscription warrant for such rights directly from the Corporation.

25.           Where should correspondence regarding the Plan be directed?

All correspondence regarding the Plan should be addressed to the Plan Administrator as follows:
Registrar and Transfer Company
10 Commerce Drive,
Cranford, New Jersey
07016-3752

INVESTMENT CONSIDERATIONS

Investing in our Common Stock involves risks.  Before making an investment decision, you should carefully consider the risks described under the caption “Risk Factors” in our most recent Annual Report on Form 10-K and any updates to those Risk Factors contained in our Quarterly Reports on Form 10-Q following the most recent Form 10-K and in all other information appearing in this Prospectus, any Prospectus Supplement or incorporated by reference into this Prospectus.  The material risk and uncertainties that management believes affect the Corporation are described in those documents.  In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems to be immaterial.  Our business, financial condition or results of operations could be materially adversely affected by any of these risks.  The trading price of our securities could decline due to any of these risks and you may lose all or part of your investment.  This Prospectus is qualified in its entirety by these risk factors.

Risk Factors Related to the Offering

Because the 5% discount on shares purchased from us is based on the average market price of our Common Stock for the trailing 14 trading days, the purchase price of your shares when compared to the closing price on the investment date may not reflect a discount.

Under the terms of the Plan, shares of our Common Stock purchase from the Corporation will be sold at a 5% discount to the average closing price of our Common Stock as quoted on the Nasdaq Capital Market for the trailing 14 trading days immediately preceding the investment date.  Because the closing price of our Common Stock on the Nasdaq Capital Market fluctuates from day to day, and we are using a 14 day average, the price of the shares which are purchased for you when compared to the closing price on the investment date may reflect a discount of less than 5% or it may reflect a discount of more than 5% or it may reflect a premium to the closing price on the investment date.  Accordingly, while we have designed the Plan to provide an economic benefit to you, we cannot assure you that you will receive an economic benefit from the 5% discount.

The shares of Common Stock purchased under the Plan are not deposit accounts and are not insured.

Shares of the Common Stock purchased under the Plan are not deposit accounts of the Bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental organization.  Your investment in shares held in the Plan is no different than an investment in directly held shares and you bear the market risk of loss and the benefits of gain from market price changes for all of the shares.

U.S. FEDERAL INCOME TAX TREATMENT

In general, for Federal income tax purposes, participants in the Plan who have their cash dividends reinvested in Common Stock under the Plan will be treated the same as non-participants with respect to the cash dividends on their shares of Common Stock which are reinvested in Common Stock under the Plan.  All participants in the Plan will be treated as having received on each Dividend Payment Date, the full amount of the cash dividend for that Dividend Payment Date regardless of whether the cash dividends are actually received or are applied to the purchase of shares of Common Stock under the Plan.

Participants in the Plan who have their cash dividends reinvested in Common Stock will also be treated as if they actually received a cash dividend to the extent and in the amount that any administrative fees are paid by the Corporation on their behalf.  In addition, such participants will also be treated as if they actually received a cash dividend to the extent that any Common Stock is purchased by the Corporation at a discount.  Such cash dividend will be equal to the amount of the difference between the fair market value of the Common Stock purchased and the purchase price.  Each participant in the Plan who has their cash dividends reinvested in Common Stock will have a tax basis in the shares of Common Stock purchased equal to the amount of cash dividends applied to the purchase of such shares of Common Stock plus any administrative fees and the amount of the discount described above which was treated as a cash dividend actually paid to such participant.

Participants who participate in the Plan and purchase shares at a discount will be treated as having a distribution.  The amount of the distribution to the participant will be the fair market value of the Corporation’s Common Stock received on the date of the distribution.  For example, if a participant would have received a cash dividend of $95 but elected to reinvest the dividend and purchase stock at a 5% discount, the taxable dividend would be $100 representing the fair market value of the stock received on the distribution date.

The above summary is provided for your general information, however, it does not constitute tax advice and does not purport to be complete or to describe the consequences that may apply to your personal circumstances.  You should consult your tax accountant or personal tax advisor regarding the effect of participation in the Plan on your personal tax situation.

USE OF PROCEEDS

We have no basis for estimating precisely either the number of shares of our Common Stock that ultimately will be originally issued by the Corporation or the prices at which such shares will be sold.  We propose to use the net proceeds from the sale of such shares, when and as received, for general corporate purposes including investments in, or extensions of credit to, the Bank.  We are unable to estimate the amount of which will be devoted to any specific purpose.

LEGAL MATTERS

The validity of the shares of Common Stock offered hereby is being passed upon for the Corporation by McCarter & English, LLP, Newark, New Jersey.

EXPERTS

Our consolidated financial statements as of December 31, 2009 and 2008 and for each of the years then ended, included in Stewardship Financial Corporation’s Annual Report on Form 10-K, incorporated by reference herein, have been so incorporated in reliance upon the report of Crowe Horwath LLP, the Corporation’s independent registered public accounting firm for those periods specified above, and upon the authority of Crowe Horwath LLP, as experts in accounting and auditing.

INDEMNIFICATION

Subsection (2) of Section 3-5, Title 14A of the New Jersey Business Corporation Act (the “NJBCA”) empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a corporate agent (i.e., a director, officer, employee or agent of the corporation or a person serving at the request of the corporation as a director, officer, trustee, employee or agent of another corporation or enterprise), against reasonable costs (including attorneys’ fees), judgments, fines, penalties and amounts paid in settlement incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

Subsection (3) of Section 3-5 of the NJBCA empowers a corporation to indemnify a corporate agent against reasonable costs (including attorneys’ fees) incurred by him in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves such corporate agent by reason of the fact that he is or was a corporate agent if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Superior Court of New Jersey or the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Subsection (4) of Section 3-5 of the NJBCA provides that to the extent that a corporate agent has been successful in the defense of any action, suit or proceeding referred to in subsections (2) and (3) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) incurred by him in connection therewith.

Subsection (5) of Section 3-5 of the NJBCA provides that a corporation may indemnify a corporate agent in a specific case if it is determined that indemnification is proper because the corporate agent met the applicable standard of conduct, and such determination is made by any of the following: (a) the board of directors or a committee thereof, acting by a majority vote of a quorum consisting of disinterested directors; (b) independent legal counsel, if there is no quorum of disinterested directors or if the disinterested directors empowers counsel to make the determination; or (c) the shareholders.

Subsection (8) of Section 3-5 of the NJBCA provides that the indemnification provisions in the law shall not exclude any other rights to indemnification that a director or officer may be entitled to under a provision of the certificate of incorporation, a by-law, an agreement, a vote of shareholders, or otherwise. That subsection explicitly permits indemnification for liabilities and expenses incurred in proceedings brought by or in the right of the corporation (derivative proceedings). The only limitation on indemnification of directors and officers imposed by that subsection is that a corporation may not indemnify a director or officer if a judgment has established that the director’s or officer’s acts or omissions were a breach of his or her duty of loyalty, not in good faith, involved a knowing violation of the law, or resulted in receipt of an improper personal benefit.

Subsection (9) of Section 3-5 of the NJBCA provides that a corporation is empowered to purchase and maintain insurance on behalf of a director or officer against any expenses or liabilities incurred in any proceeding by reason of that person being or having been a director or officer, whether or not the corporation would have the power to indemnify that person against expenses and liabilities under other provisions of the law.

Article VII of the Registrant’s Restated Certificate of Incorporation provides that a director or officer of the Registrant shall not be personally liable to the Registrant or its shareholders for damages for breach of any duty owed to the Registrant or its shareholders provided that the a director or officer shall not be relieved from liability for any breach of duty based upon an act or omission (i) in breach of such person’s duty of loyalty to the Registrant or its shareholders, (ii) not in good faith or involving a knowing violation of law, or (iii) resulting in receipt by such person of an improper personal benefit.  Article VII further provides that, if the NJBCA is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer or both of the Registrant shall be eliminated or limited to the fullest extent permitted under the NJBCA as so amended.

Article VII of the Registrant’s Restated Certificate of Incorporation requires the Registrant to indemnify its officers, directors, employees and agents and former officers, directors, employees and agents, and any other persons serving at the request of the Registrant as an officer, director, employee or agent of another corporation, association, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) incurred in connection with any pending or threatened action, suit, or proceeding, whether civil, criminal, administrative or investigative, with respect to which such officer, director, employee, agent or other person is a party, or is threatened to be made a party, to the full extent permitted by the NJBCA.

The Registrant’s Restated Certificate of Incorporation also provides that the Registrant may purchase and maintain insurance on behalf of any person or persons enumerated in Article VII thereof against any liability asserted against or incurred by such person or persons arising out of their status as corporate directors, officers, employees, or agents whether or not the Registrant would have the power to indemnify them against such liability under the provisions of such article.

With respect to possible indemnification of officers, directors, employees and agents of the Registrant for liabilities arising under the Securities Act, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

No dealer, sales person or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Corporation. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities offered hereby in any jurisdiction in which, or to any person to whom, such offer or solicitation may not lawfully be made. Neither the delivery of this Prospectus nor any sales made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows us to “incorporate by reference” information into this Prospectus.  This means that we can disclose important information to you by referring you to another document filed separated with the Commission.  This Prospectus incorporates by reference the documents listed below that we have previously filed with the Commission:

(i)             the audited financial statements of and other information with respect to Stewardship Financial Corporation and its subsidiaries as of December 31, 2009 and 2008, and for each of the years then ended, included in the Corporation’s Annual Report on Form 10-K;

(ii)            our proxy statement for our 2010 Annual Meeting of Shareholders,

(iii)           our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010; and

(iv)           the description of the Corporation’s Common Stock which is contained in the Corporation’s Registration Statement on Form 8-B, as filed with the Commission on December 10, 1996.

In addition, all documents subsequently filed by the Corporation with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents.  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

The Corporation will provide without charge to each person to whom a copy of this Prospectus is delivered, upon such person’s written or oral request, a copy of any and all of the documents which are incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents).  Such requests should be directed to Stewardship Financial Corporation, 630 Godwin Avenue, Midland Park, New Jersey 07432-1405, Attention: Corporate Services, telephone: 201-444-7100.

_____________________________________

STEWARDSHIP FINANCIAL CORPORATION
630 Godwin Avenue
Midland Park, New Jersey 07432-1405

Dividend Reinvestment Plan
June 8, 2010

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.                 Other Expenses of Issuance and Distribution.

SEC Registration Fee	$48.00
Legal Fees and Expenses	$6,000.00
Accounting Fees and Expenses	$2,500.00
Miscellaneous	$500.00
TOTAL:	$9,048.00

Item 15.                 Indemnification of Directors and Officers.

Subsection (2) of Section 3-5, Title 14A of the New Jersey Business Corporation Act (the “NJBCA”) empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a corporate agent (i.e., a director, officer, employee or agent of the corporation or a person serving at the request of the corporation as a director, officer, trustee, employee or agent of another corporation or enterprise), against reasonable costs (including attorneys’ fees), judgments, fines, penalties and amounts paid in settlement incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

Subsection (3) of Section 3-5 of the NJBCA empowers a corporation to indemnify a corporate agent against reasonable costs (including attorneys’ fees) incurred by him in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves such corporate agent by reason of the fact that he is or was a corporate agent if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Superior Court of New Jersey or the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Subsection (4) of Section 3-5 of the NJBCA provides that to the extent that a corporate agent has been successful in the defense of any action, suit or proceeding referred to in subsections (2) and (3) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) incurred by him in connection therewith.

Subsection (5) of Section 3-5 of the NJBCA provides that a corporation may indemnify a corporate agent in a specific case if it is determined that indemnification is proper because the corporate agent met the applicable standard of conduct, and such determination is made by any of the following: (a) the board of directors or a committee thereof, acting by a majority vote of a quorum consisting of disinterested directors; (b) independent legal counsel, if there is no quorum of disinterested directors or if the disinterested directors empowers counsel to make the determination; or (c) the shareholders.

Subsection (8) of Section 3-5 of the NJBCA provides that the indemnification provisions in the law shall not exclude any other rights to indemnification that a director or officer may be entitled to under a provision of the certificate of incorporation, a by-law, an agreement, a vote of shareholders, or otherwise. That subsection explicitly permits indemnification for liabilities and expenses incurred in proceedings brought by or in the right of the corporation (derivative proceedings). The only limitation on indemnification of directors and officers imposed by that subsection is that a corporation may not indemnify a director or officer if a judgment has established that the director’s or officer’s acts or omissions were a breach of his or her duty of loyalty, not in good faith, involved a knowing violation of the law, or resulted in receipt of an improper personal benefit.

Subsection (9) of Section 3-5 of the NJBCA provides that a corporation is empowered to purchase and maintain insurance on behalf of a director or officer against any expenses or liabilities incurred in any proceeding by reason of that person being or having been a director or officer, whether or not the corporation would have the power to indemnify that person against expenses and liabilities under other provisions of the law.

Article VII of the Registrant’s Restated Certificate of Incorporation provides that a director or officer of the Registrant shall not be personally liable to the Registrant or its shareholders for damages for breach of any duty owed to the Registrant or its shareholders provided that the a director or officer shall not be relieved from liability for any breach of duty based upon an act or omission (i) in breach of such person’s duty of loyalty to the Registrant or its shareholders, (ii) not in good faith or involving a knowing violation of law, or (iii) resulting in receipt by such person of an improper personal benefit.  Article VII further provides that, if the NJBCA is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer or both of the Registrant shall be eliminated or limited to the fullest extent permitted under the NJBCA as so amended.

Article VII of the Registrant’s Restated Certificate of Incorporation requires the Registrant to indemnify its officers, directors, employees and agents and former officers, directors, employees and agents, and any other persons serving at the request of the Registrant as an officer, director, employee or agent of another corporation, association, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) incurred in connection with any pending or threatened action, suit, or proceeding, whether civil, criminal, administrative or investigative, with respect to which such officer, director, employee, agent or other person is a party, or is threatened to be made a party, to the full extent permitted by the NJBCA.

The Registrant’s Restated Certificate of Incorporation also provides that the Registrant may purchase and maintain insurance on behalf of any person or persons enumerated in Article VII thereof against any liability asserted against or incurred by such person or persons arising out of their status as corporate directors, officers, employees, or agents whether or not the Registrant would have the power to indemnify them against such liability under the provisions of such article.

With respect to possible indemnification of officers, directors, employees and agents of the Registrant for liabilities arising under the Securities Act, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16.                 Exhibits.

The following exhibits are filed with this Registration Statement:

Exhibit Number	Description of Exhibit
4.1
Provisions of the Certificate of Incorporation of the Registrant, that define the rights of the security holders of the Registrant (incorporated by reference to Exhibit 3(i) to Registration Statement No. 000-21855 on Form 8-B).

4.2	Stewardship Financial Corporation Dividend Reinvestment Plan.
4.3	Form of Authorization Card for participation in the Dividend Reinvestment Plan (incorporation by reference to Exhibit 99(a) of the Registrant’s Registration Statement on Form S-3 No. 333-158714.
5.1	Opinion of McCarter & English, LLP as to the legality of the securities to be issued.
23.1	Consent of McCarter & English, LLP (included in the opinion filed as Exhibit 5.1).
23.2	Consent of Independent Registered Public Accounting Firm.
24.1	Power of Attorney (included on the Signature Page of this Registration Statement).

Item 17.         Undertakings.

(A)                 The undersigned Registrant hereby undertakes:

(1)                   To file, during the period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)         To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)        To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (A)(1)(i), (A)(1)(ii) and (A)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)                 That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B)                 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland Park, State of New Jersey, on this 8th day of June, 2010.

STEWARDSHIP FINANCIAL CORPORATION

By:	/s/ Paul Van Ostenbridge
Paul Van Ostenbridge,
President and Chief Executive Officer
(Principal Executive Officer)

KNOW BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul Van Ostenbridge and Claire M. Chadwick, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Paul Van Ostenbridge Paul Van Ostenbridge	President, Chief Executive Officer and Director (Principal Executive Officer)	June 8, 2010
/s/ Claire M. Chadwick Claire M. Chadwick	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 8, 2010
/s/ Richard W. Culp Richard W. Culp	Director	June 8, 2010
/s/ Harold Dyer Harold Dyer	Director	June 8, 2010
/s/ William C. Hanse William C. Hanse	Director and Chairman of the Board	June 8, 2010
/s/ Margo Lane Margo Lane	Director	June 8, 2010
/s/ Arie Leegwater Arie Leegwater	Director	June 8, 2010
/s/ John L. Steen John L. Steen	Director	June 8, 2010

/s/ Robert J. Turner Robert J. Turner	Secretary and Director	June 8, 2010
/s/ William J. Vander Eems William J. Vander Eems	Director	June 8, 2010
/s/ Michael Westra Michael Westra	Director and Vice Chairman of the Board	June 8, 2010
/s/ Howard Yeaton Howard Yeaton	Director	June 8, 2010

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1
Provisions of the Certificate of Incorporation of the Registrant that define the rights of the security holders of the Registrant (incorporated by reference to Exhibit 3(i) to Registration Statement No. 000-21855 on Form 8-B).

4.2	Stewardship Financial Corporation Dividend Reinvestment Plan.
4.3	Form of Authorization Card for participation in the Dividend Reinvestment Plan (incorporation by reference to Exhibit 99(a) of the Registrant’s Registration Statement on Form S-3 No. 333-158714).
5.1	Opinion of McCarter & English, LLP as to the legality of the securities to be issued.
23.1	Consent of McCarter & English, LLP (included in the opinion filed as Exhibit 5.1).
23.2	Consent of Independent Registered Public Accounting Firm.
24.1	Power of Attorney (included on the Signature Page of this Registration Statement).